Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is hereby made and entered into as of August 19, 2024 (the “Effective Date”), by and between, on the one hand, 1847 Holdings, LLC (“EFSH”) and 1847 Asien Inc. (“Asien” and, with EFSH, the “EFSH Parties,” with each being individually an “EFSH Party”) and, on the other hand, Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (the “Trust”). EFSH, Asien, and the Trust are referred to herein individually as a “Party” and together as the “Parties.”

Recitals:

A. WHEREAS, the Trust is the holder of a 6% Amortizing Promissory Note, dated July 29, 2020 (as amended, the “Note”) issued by Asien, a subsidiary of EFSH;

B. WHEREAS, under the Note’s terms, Asien was to make payments to the Trust in certain amounts and at certain intervals as provided in the Note;

C. WHEREAS, on or about February 26, 2024, Asien’s subsidiary, Asien’s Appliance, Inc., effectuated an assignment for the benefit of its creditors;

D. WHEREAS, thereafter, the Trust alleged that EFSH and/or its other affiliates were liable to the Trust on the Note and pursuant to other potential claims on a theory of alter ego liability, and EFSH denied that it or any of its affiliates were liable to the Trust for any of the Trust’s alleged claims and under any theory of liability. The dispute described in this Recital is referred to herein as the “Dispute”;

E. WHEREAS, as of August 19, 2024, the total amount due on the Note, including principal and accrued interest, totals eight hundred thirty-one thousand twenty-seven and zero/100 Dollars ($831,027.00) (the “Outstanding Balance”); and,

F. WHEREAS, notwithstanding any of the foregoing, the Parties have agreed, among other things, to resolve the Dispute amicably, pursuant to the terms set forth in this Agreement.

Agreed Terms:

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

1. Surrender, Forgiveness, and Cancellation of Note. Upon the Effective Date:

(a) the Trust hereby (i) surrenders the Note to Asien free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances, and restrictions of every kind and nature and (ii) forgives the entire Outstanding Balance of the Note in its entirety, as well as all other amounts to which the Trust is or may have been entitled to collect under the Note, including without limitation attorneys’ fees and all costs of enforcing the Trust’s rights under the Note, such that neither Asien nor any of its affiliates or related companies (including but not limited to EFSH), agents, or employees, as the case may be, shall have any further obligation to the Trust with respect to the Note; and

(b) the Note is hereby discharged in full, canceled, void, and of no further force or effect.

2. Issuance of Series C Preferred Shares. No later than ten (10) business days after the Effective Date (the “Issuance Deadline”), EFSH shall issue to the Trust eighty-three thousand six hundred three (83,603) Series C Senior Convertible Preferred Shares in EFSH, with a stated value of Ten Dollars ($10.00) per share (the “Series C Preferred Shares”), provided that the Trust has executed and delivered to the Company the Series C Preferred Shares Stock Purchase Agreement substantially in the form attached hereto as Exhibit 1 (the “Series C Preferred SPA”) before the Issuance Deadline. The Series C Preferred Shares, and Company’s issuance of them to the Trust, shall be subject to the terms and conditions in the Series C Preferred SPA, as well as all applicable terms and conditions in this Agreement, as well as the Company’s articles of formation, bylaws, and operating, all as may be amended from time to time. The Series C Preferred Shares are subject to splits and other adjustments, as provided in the 1847 Holdings, LLC’s Share Designation of Series C Senior Convertible Preferred Shares attached as Exhibit A to the Series C Preferred SPA.

3. (a) General Release of Claims. The Trust, on behalf of its itself and the other Trust Releasors (as that term is defined below), hereby releases, waives and forever discharges EFSH, Asien, and each of the other 1847 Releasees (as that term is defined below) from all actions, claims, causes of action (whether in tort or contract), demands, invoices, warranties, damages, penalties, objections, promises, liabilities, suits, debts, dues, costs, expenses, accounts, covenants, reckonings, bills, controversies, agreements, injunctive relief, fees, variances, liens, extents, executions, obligations, rights to subrogation, rights to contribution, claims for attorney’s fees, interest, expenses and costs, judgments and executions of any kind, in law admiralty or equity, in any kind of forum, and compensations of any nature whatsoever, and liabilities of any kind whatsoever, whether known or unknown, accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise, that each of the Trust Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter may have against EFSH, Asien, and each of the 1847 Releasees, whether individually or collectively, or any of them, up to and including the Effective Date, including, without limitation, all claims that are related to either (i) the Dispute, (ii) the Note, (iii) any investment of the Trust in Asien’s Appliance, Inc. or Asien, (iv) the assignment for the benefit of creditors of Asien’s Appliance, Inc., or (v) piercing of the corporate or organizational veil of Asien’s Appliance, Inc., Asien, or EFSH to impose liability or collect from their owners, members, or shareholders. The claims released by this Section 3(a) are referred to collectively as the “Trust Released Claims.” Notwithstanding any of the provisions in this Section 3(a) to the contrary, the general release of claims provided in this Section 3(a) does not include any claims, actions, or rights arising under or to enforce the terms of this Agreement or the Series C Preferred SPA.

(b) Covenant Not to Sue. The Trust, on behalf of its itself and the other Trust Releasors hereby agrees not to conduct, commence, or initiate any action or proceeding in any court, arbitration forum, or regulatory or administrative agency against any of the 1847 Releasees on the basis of any of the Trust Released Claims.

4. Acknowledgment of Nature and Scope of Release of Claims. The Trust, on behalf of itself and the other Trust Releasors, acknowledges and agrees that the release of claims provided in Section 3(a) above is a general release of claims and expressly waives and assumes the risk of any and all claims which exist as of the effective date of the release of claims provided in Section 3(a) above, but which it does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, may have materially affected its decision to enter into this Agreement. The Trust, on behalf of itself and the other Trust Releasors, intends to release all claims that now exist, may exist, or previously existed, as set out in the release of claims contained in Section 3(a) above, whether those claims are known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release of claims provided in Section 3(a) is and will remain in effect, notwithstanding the discovery or existence of such additional or different facts or claims. The Trust, on behalf of itself and the other Trust Releasors, hereby waives any right or claim that might arise as a result of such different or additional claims or facts. The Trust has been made aware of, and understands, the provisions of California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM, WOULD HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

5. Waiver of Rights Under California Civil Code Section 1542. The Trust, on behalf of itself and the other Trust Releasors, knowingly, voluntarily, and intentionally waives any and all rights, benefits, and protections of California Civil Code Section 1542 that might limit the scope of the release of claims provided in Section 3(a) above.

6. Communications With Securities Regulators About Possible Securities Law Violations. Nothing in this Agreement, including but not limited to any of the terms in its Sections 3 or 9, limits or waives, or is intended to limit or waive, any Trust Releasor’s right to communicate with the staff of the United States Securities and Exchange Commission (“SEC”) or with any state securities regulatory agency about a possible violation of a federal or state securities law or regulation or to apply for or receive an award from the SEC under the federal Securities Whistleblower Incentives program or from a state securities regulatory agency under a substantially similar state incentive program in connection with reporting a possible violation of a federal or state securities law.

7. Definitions of Trust Releasors and 1847 Releasees. As used in this Agreement:

(a) The term “Trust Releasors” means, collectively: (i) the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 and each predecessor, replacement, and successor trust to the Wilhelmsen Family Trust, U/D/T dated May 1, 1992; (ii) all of the past, present and future beneficiaries, managers, employees, attorneys, consultants, representatives, agents, attorneys, insurers, heirs, executors, administrators, and trustees (including but not limited to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen) of each of the persons and entities described in part (i) of this definition; and (iii) all of the successors and assigns of each of the persons and entities described in part (i) or (ii) of this definition, with each of the Trust Releasors being individually a “Trust Releasor.”

(b) The term “1847 Releasees” means, collectively: (i) 1847 Asien Inc., 1847 Holdings, LLC, and each of their predecessors, parent companies, and affiliated companies (including, without limitation, subsidiaries); (ii) all of the past, present and future directors, officers, members, shareholders, owners, investors, managers, employees, attorneys, consultants, representatives, agents, attorneys, and insurers of each of the entities described in part (i) of this definition; and (iii) all of the successors and assigns of each of the persons and entities described in part (i) or (ii) of this definition, with each of the 1847 Releasees being individually an “1847 Releasee.”

8. Representations and Warranties.

(a) By signing this Agreement, the Trust represents, warrants, and acknowledges, as of the date it signs this Agreement, that: (i) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released in Section 3(a) of this Agreement and no authorization of a third-party is needed to release any of the claims released in Section 3(a); (ii) it has not assigned, hypothecated, conveyed, transferred, or otherwise granted or given any interest in the claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities released under Section 3(a) of this Agreement; (iii) it has full power and authority to release the claims that are being released in Section 3(a); (iv) it, through an authorized representative, has read this Agreement and had the opportunity to consult with legal counsel of its own choosing before executing this Agreement; (v) it understands the provisions of this Agreement, including those in Section 3 regarding its release of claims and covenant not to sue; (vi) none of the EFSH Parties nor any agent or attorney of any of the EFSH Parties has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement concerning the subject matter of this Agreement to induce the Trust to execute this Agreement; and (vii) it has not executed this Agreement in reliance on any representation, promise, or warranty not contained herein.

(b) By signing this Agreement, each of the EFSH Parties represents, warrants, and acknowledges, as of the date it signs this Agreement, that: (i) it, through an authorized representative, has read this Agreement and had the opportunity to consult with legal counsel of its own choosing before executing the Agreement; (ii) it understands the provisions of this Agreement; (iii) neither the Trust nor any agent or attorney of the Trust has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Agreement concerning the subject matter of this Agreement to induce the EFSH Party to execute this Agreement; and (iv) it has not executed this Agreement in reliance on any representation, promise, or warranty not contained herein.

9. Confidentiality. The Trust may not disclose the existence of this Agreement or its contents to anyone, except: (a) to its beneficiaries and trustees, attorneys, accountants, or licensed tax advisors, provided they agree to keep it confidential, and (b) to government authorities, but only to the extent necessary or required. Section 6 above and Section 10 below contain important limitations on the provisions in this Section 9.

10. Communications with Law Enforcement About Unlawful Conduct. Notwithstanding anything to the contrary in this Agreement (including, without limitation, anything in its Sections 3 or 9), nothing in this Agreement prohibits, restricts, or limits, or is intended to prohibit, restrict, or limit the right or ability of a Party to report or communicate about any possible unlawful conduct, regardless of when it occurred, by another Party, its affiliated companies, or any of its successors, assigns, officers, directors, or employees (including any employment harassment, assault, or discrimination) to the appropriate federal or state law enforcement authorities or regulatory agencies or from speaking with the Party’s own attorney about such conduct.

11. Severability. If at any time after the Effective Date any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The holding that such provision is illegal, void, or unenforceable shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that if:

(a) Section 3 is held to be illegal, void, or unenforceable in whole or in part, the Trust agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of the EFSH Parties and the other 1847 Releasees equal in scope to the general release and waiver of claims and covenant not to sue provided in Section 3 and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be or is not obtained, then the Trust and other Trust Releasors shall be deemed to have assigned, transferred, and conveyed the Trust Released Claims as described in Section 3 to the EFSH Parties.

12. No Admission of Wrongdoing. Among other reasons, the Parties have entered into this Agreement as a compromise and final settlement of the Dispute, and, therefore, this Agreement is not intended, and thus it shall not be construed, as an admission by any Party as to liability or wrongdoing of any kind whether related to the Dispute or any other matter.

13. Further Assurances and Delivery of Documents. The Parties agree to take all actions and to make, deliver, and sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Agreement.

14. Legally Binding Agreement. The Parties intend that this Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors and assigns.

15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and agreements, proposed or otherwise, written or oral, concerning the subject matter of this Agreement. No modification of this Agreement shall be binding unless in writing and signed by each of the Parties hereto.

16. No Waiver. The failure of any Party to this Agreement at any time to enforce any provision of this Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, or in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Agreement.

17. Interpretation. Each Party acknowledges that it has shared equally in the drafting of this Agreement. Therefore, should any provision of this Agreement require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Agreement shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. The section headings and sub-headings in this Agreement have been inserted for convenience only and shall be disregarded in construing or interpreting this Agreement.

18. Governing Law; Choice of Forum; Jury Trial Waiver. This Agreement shall be deemed to have been made and delivered in the State of Delaware and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware without regard to principles of conflicts of law thereof. Each Party to this Agreement hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Rockland County, New York, for the adjudication of any dispute arising under or related to this Agreement or in connection with any transaction contemplated hereby (each a “Controversy”) and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party to this Agreement waives its right to trial by jury for lawsuit regarding a Controversy.

19. Costs of Enforcement. The Parties agree that if any Party hereto brings an action to enforce or for breach of the terms of this Agreement, the prevailing Party in such proceeding shall be reimbursed by the non-prevailing Party for all reasonable attorneys’ fees, costs, and expenses incurred as a result of any breach, including such reasonable attorneys’ fees, costs, and expenses incurred in enforcing this Agreement.

20. Notices.

(a) Any and all notices or other communications or deliveries to be provided hereunder by the Trust to any of the EFSH Parties shall be in writing and delivered by facsimile, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to the EFSH Party in question at 1847 Holdings, LLC 590 Madison Avenue, 21st Floor, New York, NY 10022, attention: Chief Financial Officer, e-mail address _________, or such other facsimile number, e-mail address or address as the Company may specify for such purposes by notice to the Trust delivered in accordance with this Section 20(b), with a copy, which shall not constitute notice, to Joseph D. Wilson, Esq., Bevilacqua PLLC, 1050 Connecticut Ave., N.W., Suite 500, Washington, DC 20036, ___________.

(b) Any and all notices or other communications or deliveries to be provided hereunder by an EFSH Party to the Trust shall be in writing and delivered by facsimile, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992, __________, or such other facsimile number, e-mail address or address as the Trust may specify for such purposes by notice to the EFSH Parties delivered in accordance with this Section 20(a), with a copy, which shall not constitute notice, to Clayton W. Kent, Esq., Kent Law, 575 Lincoln Ave., Suite 205, Napa, CA  94558, _________.

(c) Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. (New York City time) on any date, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (iii) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

21. Condition on Agreement Becoming Effective. In addition to any other conditions stated in this Agreement for it to become effective, for this Agreement to become effective, each Party to it must execute it and return a copy of the Agreement as executed by such Party to the other Parties hereto. Subject to the conditions described in the immediately preceding sentence being satisfied, this Agreement will be effective as of the Effective Date.

22. Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures by PDF or other electronic signatures (e.g., by DocuSign) to this Agreement are authentic and have the same force and effect as original, manual signatures.

[The remainder of this page is purposefully blank; the execution page follows.]

IN WITNESS WHEREOF, and intending to be legally bound, each Party hereto has caused this Settlement and Release Agreement to be executed on the date set forth below in that Party’s signature block.

1847 HOLDINGS LLC		JOERG CHRISTIAN WILHEMSEN, AS TRUSTEE of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992

By:	/s/ Ellery W. Roberts	Signature:	/s/ Joerg Christian Wilhemsen
Name:	Ellery W. Roberts
Title:	Executive Chairman

Date Signed: August 22, 2024		Date Signed: August 22, 2024

1847 ASIEN INC.		SUSAN KAY WILHEMSEN, AS TRUSTEE of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992

By:	/s/ Ellery W. Roberts	Signature:	/s/ Susan Kay Wilhemsen
Name:	Ellery W. Roberts
Title:	Executive Chairman

Date Signed: August 22, 2024		Date Signed: August 22, 2024